AMENDED EMPLOYMENT AGREEMENT

	Scientific Industries, Inc., a Delaware corporation,
80 Orville Drive, Suite 102, Bohemia, New York 11716 (the "Company"), and Robert P, Nichols an individual residing at 16 Adams Street, Rocky Point, New York 11718 (the "Employee") hereby agree that the Employment Agreement between the Company and the Employee dated September 30, 2011, as amended by the Amended Employment Agreement dated May 20, 2013, be further amended in the following particulars only:

	Section 2: "Term. The employment of Employee by the Company pursuant hereto shall be through June 30, 2016, unless terminated earlier pursuant to the provisions of Section 7 hereof; such period is herein referred to as the "Term".

	Section 4:	"Salary.  As his compensation hereunder,
Employee shall be paid by the Company an annual base salary for the 12 month period ending June 30, 2015 at the rate of $139,000 per annum, and for the 12 months ending June, 30, 2016, the greater of $141,780, or an amount which represents the same percentage increase in the Consumer Price Index for the year
ending June 30, 2015 from that of June 30, 2014.   The Company
at the sole and absolute discretion of the Board may pay to Employee a bonus for his services during each of the fiscal years ending June 30, 2015, and June 30, 2016.

	All other terms and provisions shall remain in full form and effect.

Dated: June 9th, 2015
					SCIENTIFIC INDUSTRIES, INC.



					By: /s/ Helena R. Santos
                                        ____________________________
					Helena R. Santos, President


					ROBERT P. NICHOLS
                                        /s/ Robert P. Nichols
					____________________________